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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated August 30, 1999 accompanying the consolidated financial statements of NAM Corporation and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".



/s/ Grant Thorton LLP
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GRANT THORNTON LLP

Melville, New York
April 19, 2000